Presentation to the 2006 Special Committee of the Board of Directors
January 2006
The information contained in this information package should be considered confidential and should not be used for any purposes other than the Special Committee of the Board of Directors’ consideration of this Transaction.
Morgan Keegan & Company, Inc.
Investment Banking
50 North Front Street
19th Floor
Memphis, TN  38103
(901) 524-4100
CONFIDENTIAL
DRAFT

Table of Contents
I.	Transaction Overview	Tab A
II.	Methodology	Tab B
III.	Company Overview	Tab C
IV.	Financial Review	Tab D
V.	Stock Trading Analysis	Tab E
VI.	Valuation	Tab F
A) Peer Group Analysis
B) Precedent Transaction Analysis
C) Discounted Cash Flow Analysis
D) Purchase Price Premium Analysis
VII.	Valuation Summary	Tab G
VIII.	Conclusion	Tab H
IX.	Appendix	Tab I
A) Detailed Peer Group Analysis

Transaction Overview
SECTION I

On Thursday, November 10, 2005, Central Freight Lines, Inc. (“CENF” or “the Company”) announced it is considering an offer whereby Jerry Moyes, the Company’s chairman, will acquire the approximately 68.3% of outstanding CENF shares he does not already own (the “Transaction”) for total cash consideration of $2.25 per share (the “Offer Price”).   In consideration of this transaction, the Company must take into account the following:
–
Mr. Moyes, including certain trusts of family members related to Mr. Moyes, owns 5,762,351 common CENF shares1. Of the shares attributed to Jerry Moyes, 1,046,002 are held by Jerry and Vickie Moyes as trustees of the Jerry and Vickie Moyes Family Trust, 4,708,348 are held by Gerald F. Ehrlich as trustee of the Moyes Children's Trust and 8,001 shares (all under option) are held by Mr. Moyes individually.
–
The proposed transaction implies an equity and enterprise value of $41.1 million and $101.2 million, respectively, and represents a premium of 27.6% and 16.1% to the most recent 30-day and 90-day average closing share price, respectively.
–
The offer is subject to approval by the Company’s shareholders, funding under the financing commitments and other customary conditions, including regulatory approvals.
Transaction Overview
1 As filed with the SEC, Schedule 14A, April 22, 2005

Current / Offer Price per Share (1)	**$**	**1.62**	**$**	**2.25**

Implied Premium per Share

Current (1)	$	1.62	38.9%
1 Day Prior		2.12	6.1%
30-Day Average - Prior to Offer		2.12	6.1%
30-Day Average - Recent		1.76	27.6%
90-Day Average - Prior to Offer		2.28	-1.3%
90-Day Average - Recent		1.94	16.1%
52-Week High (3/15/05)		7.50	-70.0%
52-Week Low (12/14/05)		1.51	49.0%

Market Capitalization	**$**	**29,587**	**$**	**41,093**
Plus: Net Debt		60,120		60,120
Implied Enterprise Value	**$**	**89,707**	**$**	**101,213**

Selected Valuation Multiples

Implied Enterprise Value to:		
2005P EBITDA (2)	NM	NM
2006P EBITDA (2)	9.3 x	10.5 x
Market Capitalization to:		
Book Value (at 10/01/05)	0.49 x	0.68 x
Projected Book Value (at 12/31/05)	0.59 x	0.81 x
Projected Book Value (at 12/31/06)	1.14 x	1.59 x

(1) Closing share price on January 3, 2006.

(2) Projected financial results provided by CENF management.

MORGAN KEEGAN

Transaction Valuation
(in thousands, except per share data)

Methodology
SECTION II

Methodology
In connection with rendering its opinion, Morgan Keegan, among other things:
•
reviewed the proposed terms of the Transaction;
•
reviewed certain publicly available business and financial information relating to the Company;
•
reviewed audited financial results of the Company for fiscal years ended December 2002 through 2004 as well as for the latest unaudited results for the twelve months ended October 1, 2005;
•
reviewed projections prepared by management regarding the Company’s business plan and capital structure and discussed the underlying assumptions and basis for those assumptions with key members of management of the Company;
•
reviewed certain other information provided to us by the Company and discussed the business prospects and financial position of the Company with management;
•
reviewed the reported historical prices and historical trading activity of the Company’s common stock;
•
compared and considered the financial performance of the Company with that of certain other publicly traded companies and their securities;
•
performed such other analyses and considered such other factors as Morgan Keegan deemed appropriate;
•
assumed, with respect to financial forecasts provided to Morgan Keegan that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to future financial performance of the Company;
•
assumed no responsibility for independent verification of any of the foregoing information and relied on its being complete and accurate in all material respects; and
•
made no independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company.

Company Overview
SECTION III

Headquartered in Waco, Texas, Central Freight Lines, Inc. is a regional less-than-truckload trucking company that has operations in the Southwest, Northwest, West Coast and Midwest regions of the United States.  CENF was organized in 1997 when Jerry Moyes acquired the terminal network and physical assets of the Southwest Division of Viking Freight Lines.  The Company completed its initial public offering December 11, 2003 at $15.00 per share. Through the acquisition of East Oregon Freight Service in March of 2004, the Company has expanded its geographic reach in the Western United States.  It now offers LTL service through a network of 75 terminals in 20 U.S. states.
Company Overview
As of December 31, 2004, CENF’s fleet was comprised of 779 line haul tractors with an average age of 4.9 years, 1,214 pick-up and delivery tractors with an average age of 5.8 years and 8,624 trailers with an average age of 14.2 years.   The Company employs over 3,000 full-time workers and over 500 part-time employees.  The retail sector comprises the Company’s largest customer base, with 15.5% of its revenue coming from its top five customers.
CENF Footprint

20.5%
43.3%
36.2%
Institutional
Insider
Other

Beneficial Owner	Shares Held	% of Total Shares Outstanding
Jerry C Moyes and Family Trusts	5,746,380	31.5%
Robert Y Fusco	783,000	4.3%
John Breslow	63,000	0.3%
John Campbell Carruth	10,000	0.1%
Total Insider Shares	6,602,380	36.2%

Holder Name	Shares Held	% of Total Shares Outstanding
NWQ Investment Management Co. LLC	2,870,806	15.7%
Hotchkis & Wiley Capital Management LLC	1,396,500	7.7%
TCW Asset Management Co.	1,067,520	5.8%
Wellington Management Co. LLP	1,033,800	5.7%
Wynnefield Capital Management LLC	668,000	3.5%
Vanguard Group, Inc.	238,282	1.3%
Prescott Group Capital Management LLC	160,100	0.9%
Bricoleur Capital Management LLC	145,806	0.8%
Pennsylvania Public School Employees Retirement Syst	91,100	0.5%
Caxton Associates LLC	48,748	0.3%
JDN Capital Management LP	47,822	0.3%
Delaware Investment Advisers	38,700	0.2%
JPMorgan Chase Bank	26,100	0.1%
The California Public Employees Retirement System	23,800	0.1%
Fortress Investment Group LLC	13,800	0.1%
Stichting Pensioenfonds ABP	12,500	0.1%
SSgA Funds Management	11,440	0.1%
Bear, Stearns & Co., Inc.	7,784	0.0%
Barclays Global Investors, N.A.	5,049	0.0%
Merrill Lynch Investment Managers, Inc./Mercury Advisors	1,100	0.0%
Jemmco Capital	1,000	0.0%
RBC Capital Markets (Canada)	949	0.0%
Legg Mason Wood Walker, Inc.	500	0.0%
Royal Bank Of Canada Asset Management	250	0.0%
JPMorgan Securities, Inc.	15	0.0%
Total Institutional Shares	[illegible]	43.3%

MORGAN KEEGAN

Source: Factset
Total Shares Outstanding  = 18.2 million
TOP INSTITUTIONAL HOLDINGS
SHAREHOLDER DISTRIBUTION
INSIDER HOLDINGS1
Ownership Summary
-
Top 5 institutional investors hold approximately 38.5% of total outstanding CENF shares
Source: Factset
1 Excludes options.

Financial Review
SECTION IV

$400
$371.4
$389.7
$386.6
$368.7
2002
2003
2004
LTM 09/05

$45
$40
$0
$33.1
$40.3
($6.6)
($11.8)
2002
2003
2004
LTM 09/05

Annual Financial Highlights
(in millions)
REVENUE
EBITDA
▶
Revenue has declined over 5% since FY2003
▶
EBITDA has declined approximately 130% since FY2003

$25
$20
$15
$10
$5
$0
-$5
-$10
-$15
-$20
-$25
-$30
-$35
$15.1
$23.7
($23.7)
($30.2)
2002
2003
2004
LTM 09/05

MORGAN KEEGAN

Annual Financial Highlights
(in millions)
Net Income (Loss)
EBIT
▶
EBIT has declined over 225% since FY2003
▶
Net loss has increased from approximately breakeven in FY2003 to a loss of over $39 million for the twelve-month period ending October 1, 2005

Quarterly Financial Highlights
(in millions)
REVENUE
EBITDA| EBITDA Margin
Net Income
EBIT |Operating Ratio

$10.00
$9.00
$7.00
$5.00
$4.00
$5.44

MORGAN KEEGAN

Quarterly Book Value Summary
(in millions, except per share values)
BOOK VALUE(1)
BOOK VALUE / SHARE(1)(2)
(1)
Q3 ’03 book value per S-1 registration statement.
(2)
Based on weighted average diluted shares outstanding at quarter end.
CENF book value continues to erode:
•
Book value has declined approximately 38% from $96.9 million (pro forma for the Company’s initial public offering) at quarter end Q3 2003 to $60.0 million at quarter end Q3 2005
•
Book value per share has declined approximately 66% from $9.61 (pro forma for the Company’s initial public offering) at quarter end Q3 2003 to $3.29 at quarter end Q3 2005

For the year ended December 31,						LTM Ended	
	2002		2003		2004		October 1, 2005	
	Amount	%	Amount	%	Amount	%	Amount	%
Revenue	$ 371,445	100.0	$ 389,696	100.0	$ 386,601	100.0	$ 368,686	100.0
Operating expenses:								
Salaries, wages and benefits	209,302	56.3	205,393	52.7	222,230	57.5	206,914	56.1
Purchased transportation	28,806	7.8	38,113	9.8	42,152	10.9	35,993	9.8
Purchased transportation - related parties	21,106	5.7	18,582	4.8	14,571	3.8	14,730	4.0
Operating and general supplies and expenses	59,270	16.0	66,144	17.0	82,702	21.4	88,717	24.1
Operating and general supplies and expenses - related parties	286	0.1	12	0.0	274	0.1	277	0.1
Insurance and claims	14,576	3.9	16,057	4.1	25,186	6.5	23,432	6.4
Building and equipment rentals	3,241	0.9	3,181	0.8	4,297	1.1	4,326	1.2
Building and equipment rentals - related parties	1,779	0.5	1,903	0.5	1,795	0.5	1,796	0.5
Depreciation and amortization	17,974	4.8	16,605	4.3	17,049	4.4	18,343	5.0
Goodwill impairment	-	-	-	-	-	-	4,324	1.2
Total operating expenses	356,340	95.9	365,990	93.9	410,256	106.1	398,852	108.2
(Loss) income from operations	15,105	4.1	23,706	6.1	(23,655)	(6.1)	(30,166)	(8.2)
Other expense:								
Interest expense	(4,916)	(1.3)	(3,547)	(0.9)	(1,469)	(0.4)	(3,044)	(0.8)
Interest expense - related parties	(6,359)	(1.7)	(6,130)	(1.6)	(6,197)	(1.6)	(6,173)	(1.7)
(Loss) income from continuing operations before taxes	3,830	1.0	14,029	3.6	(31,321)	(8.1)	(39,383)	(10.7)
Income taxes:								
Income tax benefit (expense)	1,412	0.4	(1,759)	(0.5)	8,473	2.2	301	0.1
Income tax expense - conversion to a C corporation	-	-	(9,834)	(2.5)	-	-	-	-
(Loss) income from continuing operations	5,242	1.4	2,436	0.6	(22,848)	(5.9)	(39,082)	(10.6)
Loss from discontinued operations	-	-	(8,341)	(2.1)	-	-	-	-
Net (loss) income	$ 5,242	1.4	$ (5,905)	(1.5)	$ (22,848)	(5.9)	$ (39,082)	(10.6)

MORGAN KEEGAN

Historical Results from Operations
(in thousands, except per share data)

For the year ended December 31,						LTM Ended	
	2002		2003		2004		October 1, 2005	
	Amount	%	Amount	%	Amount	%	Amount	%
Net loss per share:								
Basic	$ -	NA	$ -	NA	$ (1.27)	NA	$ (2.15)	NA
Diluted	$ -	NA	$ -	NA	$ (1.27)	NA	$ (2.15)	NA
Pro forma income (loss) per share:								
Basic:								
Income from continuing operations	$ 0.10	NA	$ 0.75	NA	$ -	NA	$ -	NA
Loss from discontinued operations	$ -	NA	$ (0.75)	NA	$ -	NA	$ -	NA
Net income	$ 0.10	NA	$ 0.00	NA	$ -	NA	$ -	NA
Diluted:								
Income from continuing operations	$ 0.09	NA	$ 0.69	NA	$ -	NA	$ -	NA
Loss from discontinued operations	$ -	NA	$ (0.69)	NA	$ -	NA	$ -	NA
Net income	$ 0.09	NA	$ 0.00	NA	$ -	NA	$ -	NA
Weighted average outstanding shares (in thousands)								
Basic	10,868	NA	11,163	NA	17,971	NA	18,285	NA
Diluted	11,548	NA	12,103	NA	17,971	NA	18,285	NA
EBITDA Calculation:								
Operating Income (EBIT)	$ 15,105	4.1	$ 23,706	6.1	$ (23,655)	(6.1)	$ (30,166)	(8.2)
Plus Depreciation and Amortization	17,974	4.8	16,605	4.3	17,049	4.4	18,343	5.0
EBITDA	**$ 33,079**	**8.9**	**$ 40,311**	**10.3**	**$ (6,606)**	**(1.7)**	**$ (11,823)**	**(3.2)**

MORGAN KEEGAN

Historical Results from Operations
(in thousands, except per share data)

ASSETS	As of December 31, 2002	2003	2004	As of October 1, 2005
Cash and cash equivalents	$ 7,350	$ 37,269	$ 2,144	$ 356
Restricted cash	-	-	20,825	-
Accounts receivable, less allowance for doubtful accounts and revenue adjustments	48,083	51,864	51,582	46,959
Accounts receivable - related parties	651	-	-	-
Other current assets	6,712	8,298	8,655	9,605
Deferred income taxes	719	4,588	6,689	10,247
Total current assets	63,515	102,019	89,895	67,167
Property and equipment, net	126,751	114,693	135,274	115,333
Goodwill	4,324	4,324	4,324	-
Other assets	1,811	2,113	7,761	8,168
Total assets	**196,401**	**223,149**	**237,254**	**190,668**
LIABILITIES AND STOCKHOLDERS' EQUITY				
Current maturities of long-term debt	12,822	6,375	10,958	7,616
Short-term notes payable	-	-	28,108	3,964
Trade accounts payable	18,617	15,391	23,835	15,910
Payables for related party transportation services	1,710	1,020	988	1,157
Accrued expenses	26,180	25,728	23,050	31,699
Total current liabilities	59,329	48,514	86,939	60,346
Long-term debt, excluding current maturities	66,689	19,988	21,884	26,180
Related party financing	23,543	23,154	22,852	22,716
Deferred income taxes	-	15,633	8,375	10,247
Claims and insurance accruals	-	7,422	9,646	11,177
Other liabilities	16,466	-	-	-
Total liabilities	**166,027**	**114,711**	**149,696**	**130,666**
Stockholders' equity:				
Preferred stock	-	-	-	-
Common stock	11	17	18	18
Additional paid-in capital	31,297	108,143	109,554	109,722
Unearned compensation	(1,059)	(822)	(266)	(186)
Notes receivable stockholder	(7,988)	-	-	-
Retained earnings (accumulated deficit)	8,113	1,100	(21,748)	(49,552)
Total stockholders' equity	**30,374**	**108,438**	**87,558**	**60,002**
Total liabilities and stockholders' equity	**$ 196,401**	**$ 223,149**	**$ 237,254**	**$ 190,668**

MORGAN KEEGAN

Historical Balance Sheet
(in thousands, except per share data)

2004		2005 E		2006 E		2007 E		2008 E		2009 E	
	For the year ended December 31,											
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Revenue	$ 3■■,■01	100.0	$ 374,42■	100.0	$ 400,4■5	100.0	$ 433,124	100.0	$ 47■,053	100.0	$ 525,■■0	100.0
Salaries, wages & benefits	222,230	57.5	20■,3■5	55.■	211,410	52.■	22■,■57	52.4	24■,340	51.■	271,■2■	51.7
Purchased transportation	5■,723	14.7	51,310	13.7	51,45■	12.■	55,770	12.■	■0,443	12.■	■5,034	12.4
Operating & general expenses	■2,■7■	21.5	■2,111	24.■	■■,23■	24.■	■7,■1■	22.■	105,502	22.0	113,07■	21.5
Insurance & claims	25,1■■	■.5	23,■30	■.3	22,754	5.7	20,357	4.7	1■,■41	4.1	1■,■24	3.■
Building & equipment rentals	■,0■2	1.■	5,■■■	1.■	5,■■2	1.5	■,0■■	1.4	■,130	1.3	■,252	1.2
Writeoff of Goodwill	-	-	4,324	1.2	-	-	-	-	-	-	-	-
Depreciation & amortization	17,04■	4.4	17,■■2	4.■	1■,25■	4.■	1■,170	4.2	1■,4■5	3.■	1■,577	3.7
Total operating expenses	410,25■	10■.1	403,730	107.■	410,011	102.4	424,■■1	■■.1	45■,541	■5.7	4■4,4■5	■4.1
Operating (loss)	(23,■55)	(■.1)	(2■,302)	(7.■)	(■,■■■)	(2.4)	■,143	1.■	20,512	4.3	31,1■5	5.■
Interest (expense)	(7,■■■)	(2.0)	(■,724)	(2.■)	(11,773)	(2.■)	(13,2■1)	(3.1)	(15,1■4)	(3.2)	(15,40■)	(2.■)
Net income before tax	(31,321)	(■.1)	(3■,02■)	(10.4)	(21,37■)	(5.3)	(5,14■)	(1.2)	5,32■	1.1	15,7■7	3.0
Income tax (expense)	■,473	2.2	1,■■■	0.5	-	-	-	-	-	-	-	-
Net income	$ (22,■4■)	(5.■)	$ (37,340)	(10.0)	$ (21,37■)	(5.3)	$ (5,14■)	(1.2)	$ 5,32■	1.1	$ 15,7■7	3.0
EBITDA	$ (■,■■■)	(1.7)	$ (11,310)	(3.0)	$ ■,■52	2.4	$ 2■,313	■.1	$ 3■,■■7	■.1	$ 50,772	■.7
Net capital expenditures	$ 41,7■■	10.■	$ (1,■■■)	(0.5)	$ 1■,■24	4.2	$ 22,053	5.1	$ 2■,2■0	■.1	$ 2■,■33	5.7

MORGAN KEEGAN

Projected Results from Operations
(in thousands, except per share data)

As of December 31,					
	2004	2005 E	2006 E	2007 E	2008 E	2009 E
ASSETS						
Current Assets:						
Cash and cash equivalents	$ 2,144	$ 300	$ 300	$ 300	$ 300	$ 300
Restricted cash	20,825	-	-	-	-	-
Net accounts receivable	51,582	48,085	50,388	54,289	59,787	65,887
Deferred income taxes	6,869	20,168	28,504	30,512	28,434	22,277
Other current assets	8,855	9,250	9,654	10,137	10,643	11,178
Total Current Assets	89,895	77,801	88,826	95,218	99,164	99,620
Property & equipment	135,274	112,897	114,775	118,658	129,433	139,789
Goodwill	4,324	-	-	-	-	-
Other assets (1)	7,761	11,308	2,883	2,369	1,861	623
Total Assets	$ 237,254	$ 202,008	$ 206,484	$ 216,245	$ 230,458	$ 240,032
LIABILITIES AND SHAREHOLDERS' EQUITY						
Current Liabilities:						
Current portion of long-term debt	$ 10,958	$ 9,422	$ 14,075	$ 13,055	$ 20,528	$ 24,387
Short-term notes payable	28,108	11,100	23,148	27,481	21,550	11,252
Trade accounts payable	24,829	20,000	20,800	21,630	22,712	23,848
Accrued expenses	23,050	27,000	27,000	28,350	29,768	31,256
Total Current Liabilities	86,939	67,522	84,823	90,516	94,558	90,743
Long-Term Liabilities:						
Long-term debt	21,884	28,173	32,895	39,553	45,948	49,154
Related party debt	22,852	22,716	22,716	22,716	22,716	22,716
Deferred income taxes	8,375	21,852	30,190	32,198	30,120	23,963
Other non-current liabilities	9,646	11,225	10,000	10,500	11,025	11,576
Total Long-Term Liabilities	62,757	83,966	95,801	104,967	109,809	107,409
Total Liabilities	149,696	151,488	180,624	195,483	204,365	198,152
Unearned compensation	(288)	(181)	(93)	(3)	-	-
Common stock & other paid-in-capital	109,572	109,739	109,739	109,739	109,739	109,739
Retained earnings	(21,748)	(82,441)	(83,820)	(88,968)	(83,640)	(67,893)
Total stockholders equity (1)	87,558	50,518	25,880	20,762	26,093	41,880
Total Liabilities and S/H Equity	$ 237,254	$ 202,008	$ 206,484	$ 216,245	$ 230,458	$ 240,032
Total debt	$ 83,802	$ 71,411	$ 92,834	$ 102,805	$ 110,740	$ 107,509
Total net debt	$ 80,833	$ 71,111	$ 92,534	$ 102,505	$ 110,440	$ 107,209
Net debt / net book cap	41.0%	58.5%	78.2%	83.2%	80.9%	71.9%
Basic shares	18,169	18,248	18,248	18,248	18,248	18,248
Book value per basic share	$4.81	$2.77	$1.42	$1.14	$1.43	$2.30

(1) 2005 total stockholders' equity adjusted for management estimate change; other assets debited accordingly

MORGAN KEEGAN

Projected Balance Sheet
(in thousands, except per share data)

Stock Trading Analysis
SECTION V

Stock Trading Analysis Summary
•
Since the Company’s initial public offering on December 11, 2003, CENF stock has traded between $1.78 (September 1, 2005) and $19.13 (February 20, 2004).  The Company’s current stock price, $2.02 as of November 10, 2005, represents a discount of 86.5% from its initial public offering price of $15.00.
•
After the Company’s initial public offering, CENF shares have traded in volumes between 2,061 (February 8, 2005) and 6,497,614 (March 17, 2004).  The largest spikes in trading volume have been associated with a drop in share price in conjunction with Company-issued guidance.  CENF’s current 90-day average trading volume, as of November 10, 2005 is 64,087.
•
CENF’s stock price is currently trading at 13.5% of its initial public offering level.  Over the same period of time, the S&P 500 index has gained approximately 15% and an index of the Company’s peers has gained approximately 48%.
•
In the period since the Company’s initial public offering, CENF’s stock has spent 86.3% of its trading days trading at a level below the initial public offering price of $15.00.
•
The Company’s quarterly revenues, net income and earnings per share have declined since 1Q04, while operating ratios have risen.  CENF has released earnings that have missed analyst expectations in each of the last five quarters.
•
Mr. Moyes’ offer was submitted concurrently with the Company’s latest quarterly earnings release; Morgan Keegan believes this offer mitigated a potentially significant drop in CENF’s share price.

8,000,000
7,000,000
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
Volume
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Closing Price
Dec-03
Jan-04
Mar-04
Apr-04
May-04
Jul-04
Aug-04
Sep-04
Nov-04
Dec-04
Feb-05
Mar-05
Apr-05
Jun-05
Jul-05
Sep-05
Oct-05
Volume
Price

Date Range		Price	Prem. (Disc.) to Current
Current (11/28/05)	$	1.96	NA
5-Day Average		2.14	9.0%
10-Day Average		2.13	8.6%
30-Day Average		2.12	8.3%
60-Day Average		2.01	2.6%
90-Day Average		2.28	16.5%
180-Day Average		2.87	46.6%
360-Day Average		4.08	108.2%

(In millions, except per share data)

	1Q04	2Q04	3Q04	4Q04	1Q05	2Q05	3Q05
Date Announced	4/28/2004	7/28/2004	11/5/2004	3/18/2005	5/12/2005	7/28/2005	11/10/2005
Operating Revenues	$ 87.0	$ 105.5	$ 88.5	$ 85.5	$ 88.3	$ 88.5	$ 84.3
Net Income	$ (1.1)	$ (2.5)	$ (7.8)	$ (8.8)	$ (8.3)	$ (6.1)	$ (13.4)
EPS	$ (0.08)	$ (0.14)	$ (0.43)	$ (0.48)	$ (0.45)	$ (0.34)	$ (0.74)
Operating Ratio	100.0%	104.8%	110.8%	108.4%	108.8%	103.5%	113.5%

MORGAN KEEGAN

CENF Share Price / Volume History
(December 11, 2003 – November 10, 2005)
Earnings Release History

160
140
120
100
80
60
40
20
0
Dec-03
Jan-04
Feb-04
Mar-04
Apr-04
May-04
Jun-04
Jul-04
Aug-04
Sep-04
Oct-04
Nov-04
Dec-04
Jan-05
Feb-05
Mar-05
Apr-05
May-05
Jun-05
Jul-05
Aug-05
Sep-05
Oct-05
Peer Group Index
CENF
S&P 500

MORGAN KEEGAN

Relative Share Performance
13.5
114.9
147.9
(December 11, 2003 – November 10, 2005)
Source:    Bloomberg
Note:      Peer Group includes Arkansas Best Corporation, CNF, Inc., Old Dominion Freight Line, Inc., SCS Transportation, Vitran Corporation and Yellow Roadway Corp.

Price Range	Trading Days in Range	% of Total Days Traded	Total Trading Volume	% of Total Trading Volume	Cumulative Days in Range	Cumulative % of Total Days Traded	Cumulative Trading Volume	Cumulative % of Total Trading Volume
> $17.50	55	10.9%	11,114,717	14.1%	55	10.9%	11,114,717	14.1%
$15.00 - $17.50	14	2.8%	10,004,595	12.7%	69	13.7%	21,119,312	26.7%
$12.50 - $14.99	50	9.9%	18,179,975	23.0%	119	23.7%	39,299,287	49.7%
$10.00 - $12.49	18	3.6%	3,696,536	4.7%	137	27.2%	42,995,823	54.4%
$7.50 - $9.99	30	6.0%	4,487,261	5.7%	167	33.2%	47,483,084	60.1%
$5.00 - $7.49	166	33.0%	19,140,400	24.2%	333	66.2%	66,623,484	84.3%
$2.50 - $4.99	98	19.5%	7,266,205	9.2%	431	85.7%	73,889,689	93.5%
< $2.50	72	14.3%	5,162,810	6.5%	503	100.0%	79,052,499	100.0%
TOTAL	**503**	**100.0%**	**79,052,499**	**100.0%**				

MORGAN KEEGAN

Note: Closing prices split-adjusted
Source:  Bloomberg
Trading Volume Analysis
(December 11, 2003 – November 10, 2005)

Valuation
SECTION VI

Peer Group Analysis

Peer Group Analysis
Overview
•
Morgan Keegan assessed the relative value of the Company based on certain publicly traded companies that were deemed to be comparable to the Company (the “Peer Group”).
•
Morgan Keegan assumed CENF’s Peer Group included Arkansas Best Corporation; CNF, Inc.; Old Dominion Freight Line, Inc.; SCS Transportation and Vitran Corporation.
•
Morgan Keegan derived valuation multiples by analyzing the Peer Group’s available financial information and, if applicable, applied these valuation multiples to the Company’s LTM results.
•
In addition, Morgan Keegan applied certain multiples of current enterprise value and current market value to projected, select Peer Group financial results to CENF management’s projected FY2005 and FY2006 results to reach an implied equity value, if applicable.
•
Certain multiples were excluded due to the unprofitable nature of the Company’s operations:
-
For FY2005, multiples of enterprise value to EBITDA and EBIT as well as multiples of equity value to net income and price to earnings were not applicable.
-
For FY2006, multiples of enterprise value to EBIT as well as multiples of equity value to net income and price to earnings were not applicable.

Company Name	Price 1/9/06	% of 52 Wk. High	Market Cap.	Enterprise Value	Operating Ratio	Enterprise Value / EBITDA LTM	Enterprise Value / EBITDA 2005E	Enterprise Value / EBITDA 2006E	Enterprise Value / EBIT LTM	Enterprise Value / EBIT 2005E	Enterprise Value / EBIT 2006E	P/E LTM	P/E 2005E	P/E 2006E	Price / Book Value Current	Price / Book Value 2005E	Price / Book Value 2006E
Arkansas Best Corporation	$ 44.58	97.6%	$1,158,080	$ 1,054,252	92.0%	5.1 x	5.0 x	4.9 x	7.2 x	7.0 x	6.8 x	12.9 x	12.4 x	12.2 x	2.21 x	2.08 x	1.77 x
CNF Inc.	58.10	93.8%	3,219,948	3,019,711	91.0%	6.1 x	6.1 x	5.8 x	8.3 x	8.0 x	7.4 x	15.1 x	14.5 x	13.1 x	3.61 x	3.43 x	2.74 x
Old Dominion Freight Line, Inc.	27.13	98.2%	1,011,943	1,145,169	90.6%	7.8 x	7.6 x	6.5 x	12.2 x	11.9 x	10.1 x	13.0 x	12.7 x	10.8 x	3.06 x	1.98 x	1.66 x
SCS Transportation	22.93	96.6%	348,080	487,928	98.1%	5.2 x	4.8 x	4.4 x	11.2 x	9.7 x	8.9 x	17.6 x	14.9 x	12.5 x	1.59 x	1.54 x	1.38 x
Vitran Corporation	19.61	98.1%	255,551	282,687	94.4%	9.0 x	7.9 x	6.8 x	11.4 x	10.1 x	8.5 x	14.5 x	13.9 x	12.0 x	1.90 x	NA	NA
			Minimum		90.6%	5.1 x	4.8 x	4.4 x	7.2 x	7.0 x	6.8 x	12.9 x	12.4 x	10.8 x	1.59 x	1.54 x	1.38 x
			Mean		92.8%	6.7 x	6.3 x	5.8 x	10.1 x	9.3 x	8.3 x	14.6 x	13.7 x	12.1 x	2.47 x	2.25 x	1.89 x
			Maximum		98.1%	9.0 x	7.9 x	6.8 x	12.2 x	11.9 x	10.1 x	17.6 x	14.9 x	13.1 x	3.61 x	3.43 x	2.74 x
			Median		92.0%	6.1 x	6.1 x	5.6 x	11.2 x	9.7 x	8.5 x	14.5 x	13.9 x	12.2 x	2.21 x	2.01 x	1.72 x
Central Freight Lines - Current	$ 1.62	21.6%	$ 29,587	$ 89,707	106.7%	NM	NM	9.3 x	NM	NM	NM	NM	NM	NM	0.49 x	0.59 x	1.14 x
Central Freight Lines - Offer	2.25	30.0%	41,093	101,213	106.7%	NM	NM	10.5 x	NM	NM	NM	NM	NM	NM	0.68 x	0.81 x	1.59 x

Peer Group Analysis
(in thousands, except per share data)

LTM (as of October [illegible], 2005)

Financial Result		Median Multiple	Implied Equity Value	Implied Enterprise Value	Implied Share Price	% Premium to Current Stock Price	Offer Price Premium (Discount) to Implied Share Price
EBITDA	$ ([illegible],458)	[illegible]x	NM	NM	NM	NM	NM
EBIT	(24,[illegible])	11.2x	NM	NM	NM	NM	NM
Book Value	60,002	2.2x	$ 132,436	$ 192,556	$ 7.25	347.6%	(69.0%)

FY 2005P

Financial Result		Median Multiple	Implied Equity Value	Implied Enterprise Value	Implied Share Price	% Premium to Current Stock Price	Offer Price Premium (Discount) to Implied Share Price
EBITDA	$ ([illegible])	[illegible]x	NM	NM	NM	NM	NM
EBIT	([illegible])	[illegible].7x	NM	NM	NM	NM	NM
Book Value	50,518	2.0x	$ 101,467	$ 161,587	$ 5.56	242.9%	(59.5%)

FY 2006P

Financial Result		Median Multiple	Implied Equity Value	Implied Enterprise Value	Implied Share Price	% Premium to Current Stock Price	Offer Price Premium (Discount) to Implied Share Price
EBITDA	$ [illegible]	5.[illegible]x	$ 54,34[illegible]	$ 54,34[illegible]	$ 2.[illegible]	[illegible].7%	([illegible].4%)
EBIT	([illegible])	[illegible].5x	NM	NM	NM	NM	NM
Book Value	25,880	1.1x	$ 29,562	$ 89,682	$ 1.62	(0.1%)	39.0%

MORGAN KEEGAN

Peer Group Analysis
(in thousands, except per share data)

Peer Group Analysis
Conclusion
•
No company analyzed in the Peer Group was identical to CENF.
•
Morgan Keegan applied selected median valuation multiples derived from the Peer Group for the LTM period October 1, 2005, projected FY2005 and projected FY2006 to selected Company financial results.
•
Morgan Keegan specifically analyzed each applicable financial metric as well as analyzed the Peer Group Analysis as a whole. However, as the Company continues to generate significant operating losses, Morgan Keegan believes multiples of market value to book value to be the most appropriate metric to calculate an implied per-share equity value for CENF.
•
Based on the median LTM, projected 2005 and 2006 median market value to book value multiples for the Peer Group, Morgan Keegan calculated an implied per-share equity value ranging from $1.62 to $7.25.
•
The Offer Price represents between a premium of 38.9% to a discount of 69.0% to Morgan Keegan’s derived range of per-share equity values.
•
CENF maintains off-balance sheet lease arrangements for the majority of its terminals; the Company’s competitors typically either own their respective terminals or maintain their terminals under capitalized lease obligations.  As such, Morgan Keegan believes any multiples of market value to book value derived from the Peer Group should be discounted prior to being applied to the Company’s current or projected book value.

Precedent Transaction Analysis

Precedent Transaction Analysis
Overview
•
Morgan Keegan researched previous transactions (the “Precedent Transactions”) that have taken place in CENF’s industry and similar industries.
•
Morgan Keegan derived multiples of equity value and enterprise value to selected target company financial information from these Precedent Transactions.
•
Selected multiples of equity value and enterprise value were then applied to CENF’s relevant financial information to derive an implied per-share equity value for CENF.

Acquirer / Target	Equity Value	Enterprise Value	LTM Financial Results: Revenue	EBITDA	EBIT	Book Value	Tang. Bk. Value	Multiples: Revenue	EBITDA	EBIT	Book Value	Tang. Bk. Value
Goldner Hawn Johnson & Morrison, Inc. / Transport Corp. of America, Inc.	$ 66.7	$ 111.8	$ 253.9	$ 28.8	$ 5.9	$ 57.6	$ 57.6	0.4 x	3.9 x	19.0x	1.2 x	1.2x
UPS / Overnite Corp.	1,224.0	1,268.8	1686.9	173.0	115.0	427.9	411.7	0.8 x	7.3 x	11.0x	2.9 x	3.0x
Vitran Corp. / Chris Truck Line	NA	29.3	28.9	6.4	4.8	5.9	5.9	1.0 x	4.6 x	6.4x	NA	NA
Yellow Roadway / USF	1,330.6	1429.9	2394.6	178.8	72.4	702.9	603.4	0.6 x	8.0 x	19.7x	1.9 x	2.2x
Old Dominion / Wichita SE Kansas Transit	NA	25.0	61.7	7.4	3.4	NA	NA	0.4 x	3.4 x	7.4x	NA	NA
SBT Acquisition Corp. / Boyd Bros. Transfer, Inc.	38.2	63.8	129.8	12.4	7.6	27.4	23.9	0.5 x	5.1 x	8.4x	1.3 x	1.5x
SCS Transportation / Clark Brothers	21.7	27.7	70.0	7.4	4.1	NA	NA	0.4 x	3.8 x	6.8x	NA	NA
Yellow Corp. / Roadway Corp.	1,038.6	1,154.6	2,887.5	180.5	113.2	443.6	157.7	0.4 x	6.4 x	10.2x	2.3 x	6.6x
Jefferies Capital Partners / Arnold Transportation Services	55.0	55.0	183.3	19.0	4.0	NA	NA	0.3 x	2.9 x	13.8x	NA	NA
Union Pacific / Motor Cargo Industries	89.6	85.0	141.4	19.0	10.3	62.2	62.2	0.6 x	4.5 x	8.2x	1.4 x	1.4x
Roadway Corp. / Arnold Industries	553.7	510.1	455.3	88.9	55.7	288.4	277.4	1.1 x	5.7 x	9.2x	1.9 x	2.0x
Estes Express Lines / G.I. Trucking	NA	40.0	184.7	9.4	4.2	NA	NA	0.2 x	4.3 x	9.5x	NA	NA
FedEx / American Freightways	948.4	1,208.3	1,352.6	189.3	128.9	365.2	365.2	0.9 x	6.4 x	9.5x	2.6 x	2.6x
Advantage Management Corp. / Kenan Transport	87.0	89.0	157.6	21.2	8.9	63.1	53.3	0.6 x	4.2 x	NA	1.4 x	1.6x
Forward Air Corp. / Dedicated Transportation Services Inc.	10.7	10.7	44.0	1.4	1.4	1.9	1.9	0.2 x	7.6 x	7.9x	5.8 x	5.8x
High Road Acquisition Corp / KLLM Transport Services	33.9	80.8	236.9	20.1	1.3	50.0	50.0	0.3 x	4.0 x	NM	0.7 x	0.7x
Yellow Corp. / Jevic Transportation	182.0	200.0	237.1	33.4	17.8	77.9	77.9	0.8 x	6.0 x	11.2x	2.1 x	2.1x

	Revenue	EBITDA	EBIT	Book Value	Tang. Bk. Value
Minimum	0.2 x	2.9 x	6.4x	0.7 x	0.7x
Maximum	1.1 x	8.0 x	19.7x	5.8 x	6.6x
Mean	0.6 x	5.2 x	10.6x	2.1 x	2.6x
Median	0.5 x	4.6 x	9.5 x	1.9 x	2.0 x

MORGAN KEEGAN

Precedent Transaction Analysis
(in thousands, except per share data)

LTM (as of October 1, [illegible])

Financial Result		Median Multiple	Implied Equity Value	Implied Enterprise Value	Implied Share Price	% Premium to Current Stock Price	Offer Price Premium (Discount) to Implied Share Price
EBITDA	$ ([illegible],45[illegible])	4.[illegible]x	NM	NM	NM	NM	NM
EBIT	(24,[illegible]2)	[illegible].5x	NM	NM	NM	NM	NM
Book Value	60,002	1.9x	$ 114,395	$ 174,515	$ 6.26	219.6%	(64.1%)

MORGAN KEEGAN

Precedent Transaction Analysis
(in thousands, except per share data)
Conclusion
•
No transaction analyzed was identical to the proposed Central Freight Lines Transaction.
•
Morgan Keegan applied the median valuation multiples derived from the Precedent Transactions to the Company’s LTM EBITDA and EBIT and current book value.
•
Due to the Company’s negative EBITDA and EBIT for the LTM period, Morgan Keegan was unable to calculate an implied equity value using these measures.  As such, Morgan Keegan believes that multiples of market value to book value to be the most appropriate metric to calculate an implied per-share equity value for CENF.
•
Based on the median market value to book value for the Precedent Transactions and the Company’s current book value (at October 1, 2005), Morgan Keegan calculated an implied per-share equity value of $6.26.
•
Based on this analysis, the Offer Price represents a discount of 64.1% to Morgan Keegan’s derived per-share equity value.
•
CENF maintains off-balance sheet lease arrangements for the majority of its terminals; the Company’s competitors typically either own their respective terminals or maintain their terminals under capitalized lease obligations.  As such, Morgan Keegan believes any multiples of market value to book value derived from the precedent transactions should be discounted prior to being applied to the Company’s current or projected book value.

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis
Overview
•
Morgan Keegan performed a discounted cash flow analysis (“DCF”) using CENF management’s projected unlevered cash flows for the projected years ending December 31, 2006 through 2009.
•
Morgan Keegan utilized a range of discount rates based on the Company’s weighted average cost of capital to calculate the present value of projected cash flows.  Additionally, Morgan Keegan utilized a range of terminal multiples of EBITDA and EBIT to calculate an implied terminal value.  This terminal value was then discounted based on the aforementioned range of discount rates.
•
Due to management’s projected operating losses in FY2006 and the current net operating losses that could be carried forward and applied to future earnings, Morgan Keegan assumed CENF will pay zero income taxes in FY2006 through FY2009.
•
Projected cash flows were discounted back to January 3, 2006.
•
Morgan Keegan used a range of discount rates from 10.0% to 14.0%.

Unlevered Free Cash Flow Calculation	Projected Fiscal Year Ending December 31, 2006	2007	2008	2009
Revenue	$ 400,405	$ 433,124	$ 479,053	$ 525,690
% Growth	*6.9%*	*8.2%*	*10.6%*	*9.7%*
EBITDA	9,652	26,313	38,997	50,772
% Margin	*2.4%*	*6.1%*	*8.1%*	*9.7%*
Depreciation & Amortization	19,258	18,170	18,485	19,577
Unlevered Net Income before Taxes	(9,606)	8,143	20,512	31,195
Less: Cash Taxes at 40.0% (1)	-	-	-	-
Unlevered Net Income	(9,606)	8,143	20,512	31,195
Plus: Depreciation	19,258	18,170	18,485	19,577
Less: Capital Expenditures	16,824	22,053	29,260	29,933
Less: Increases in Working Capital	(6,276)	699	(94)	4,269
Unlevered Free Cash Flows	**$ (896)**	**$ 3,561**	**$ 9,831**	**$ 16,570**
Discount Period	*1.0*	*2.0*	*3.0*	*4.0*
Present Value of Discounted Cash Flows at 10.0%	**$ (815)**	**$ 2,946**	**$ 7,394**	**$ 11,330**
Present Value of Discounted Cash Flows at 12.0%	**$ (801)**	**$ 2,842**	**$ 7,006**	**$ 10,544**
Present Value of Discounted Cash Flows at 14.0%	**$ (787)**	**$ 2,744**	**$ 6,645**	**$ 9,825**

MORGAN KEEGAN

Discounted Cash Flow Analysis
(in thousands, except per share data)
(1)
Assumes CENF generates a net operating loss totaling approximately $38.9 million in FYE 2005 and 2006.  Assumed net operating loss is applied as a reduction to FYE 2007, 2008 and 2009 unlevered net income before taxes.

EBITDA Multiple Method

Enterprise Value

WACC	Terminal Multiple of EBITDA 3.0x	3.5x	4.0x	4.5x	5.0x
10.0%	$ 124,997	$ 142,354	$ 159,711	$ 177,068	$ 194,425
12.0%	116,511	132,665	148,818	164,971	181,124
14.0%	108,740	123,792	138,844	153,896	168,949

Equity Value (1)

WACC	Terminal Multiple of EBITDA 3.0x	3.5x	4.0x	4.5x	5.0x
10.0%	$ 64,877	$ 82,234	$ 99,591	$ 116,948	$ 134,305
12.0%	56,391	72,545	88,698	104,851	121,004
14.0%	48,620	63,672	78,724	93,776	108,829

EBIT Multiple Method

Enterprise Value

WACC	Terminal Multiple of EBIT 5.0x	5.5x	6.0x	6.5x	7.0x
10.0%	$ 127,498	$ 138,163	$ 148,827	$ 159,492	$ 170,156
12.0%	118,839	128,764	138,689	148,614	158,539
14.0%	110,910	120,158	129,406	138,654	147,903

Equity Value (1)

WACC	Terminal Multiple of EBIT 5.0x	5.5x	6.0x	6.5x	7.0x
10.0%	$ 67,378	$ 78,043	$ 88,707	$ 99,372	$ 110,036
12.0%	58,719	68,644	78,569	88,494	98,419
14.0%	50,790	60,038	69,286	78,534	87,783

(1) Assumes net debt = $60,120, per Company 10-Q for Q3; net debt calculation:

Current portion of long-term debt	$	7,8[illegible]
Short-term notes payable		3,[illegible]4
Long-term debt, excluding current portion		26,180
Related party debt		22,718
Less: cash and cash equivalents		358
Net Debt	$	60,120

MORGAN KEEGAN

Implied Enterprise and Equity Value
(in thousands, except per share data)

EBITDA Multiple Method

Implied Share Price (1)(2)

WACC	Terminal Multiple of EBITDA 3.0x	3.5x	4.0x	4.5x	5.0x
10.0%	$ 3.55	$ 4.50	$ 5.45	$ 6.40	$ 7.35
12.0%	3.09	3.97	4.86	5.74	6.63
14.0%	2.66	3.49	4.31	5.13	5.96

Offer Price Premium (Discount) to Implied Share Price

WACC	Terminal Multiple of EBITDA 3.0x	3.5x	4.0x	4.5x	5.0x
10.0%	(36.7%)	(50.0%)	(58.7%)	(64.9%)	(69.4%)
12.0%	(27.1%)	(43.4%)	(53.7%)	(60.8%)	(66.0%)
14.0%	(15.5%)	(35.5%)	(47.8%)	(56.2%)	(62.2%)

EBIT Multiple Method

Implied Share Price (1)(2)

WACC	Terminal Multiple of EBIT 5.0x	5.5x	6.0x	6.5x	7.0x
10.0%	$ 3.69	$ 4.27	$ 4.86	$ 5.44	$ 6.02
12.0%	3.22	3.76	4.30	4.85	5.39
14.0%	2.78	3.29	3.79	4.30	4.81

Offer Price Premium (Discount) to Implied Share Price

WACC	Terminal Multiple of EBIT 5.0x	5.5x	6.0x	6.5x	7.0x
10.0%	(39.0%)	(47.3%)	(53.7%)	(58.6%)	(62.7%)
12.0%	(30.0%)	(40.1%)	(47.7%)	(53.6%)	(58.2%)
14.0%	(19.1%)	(31.6%)	(40.7%)	(47.7%)	(53.2%)

(1) Assumes net debt = $[illegible]0,120, per Company 10-Q for Q3; net debt calculation:

Current portion of long-term debt	$	7,[illegible]
Short-term notes payable		3,[illegible]4
Long-term debt, excluding current portion		2[illegible],1[illegible]0
Related party debt		22,71[illegible]
Less: cash and cash equivalents		35[illegible]
Net Debt	$	[illegible]0,120

(2) Assumes 1[illegible],[illegible]3 fully-diluted shares outstanding.

MORGAN KEEGAN

Implied Equity Value per Share

Discounted Cash Flow Analysis
Conclusion
•
The DCF valuation is highly dependent on a number of factors, including, but not limited to, the validity of management’s projections.  Morgan Keegan assumed management’s projections were reasonably prepared and reflect their best available estimate and judgment regarding the future financial performance of the Company.
•
Based on management’s projections, a range of discount rates from 10.0% to 14.0% and a range of terminal multiples applied to 2009 EBITDA, this analysis implies a range of equity value of $2.66 to $7.35 per share.
•
Based on management’s projections, a range of discount rates from 10.0% to 14.0% and a range of terminal multiples applied to 2009 EBIT, this analysis implies a range of equity value of $2.78 to $6.02 per share.
•
Based on a terminal multiple of EBITDA, the Offer Price represents between a 15.5% and 69.4% discount to the implied per-share equity values.
•
Based on a terminal multiple of EBIT, the Offer Price represents between a 19.1% and 62.7% discount to the implied per-share equity values.

Premium Analysis

Premium Analysis
Overview
•
Morgan Keegan researched previous transactions in which the target company was publicly traded and that have taken place in CENF’s industry.  Additionally, Morgan Keegan analyzed numerous general industrial transactions.
•
Morgan Keegan found the premium the acquirer paid on a per-share basis for the target company’s stock for a variety of time frames preceding the announcement of the acquisition.
•
These premiums were then applied to CENF’s stock price based on these selected time frames to derive an implied per-share equity value for the Company.

Date Announced	Acquirer / Target	Offer Price / Share	Previous Day's Close	5-Day Average	30-Day Average	Premium to: Previous Day Close	5-Day Average	30-Day Average
Oct-05	Goldner Hawn Johnson & Morrison, Inc. Transport Corp. of America, Inc.	$ 10.00	$ 8.00	$ 8.12	$ 7.69	25.0%	23.1%	30.0%
May-05	United Parcel Service, Inc. Overnite Corp	43.25	29.58	30.52	30.65	46.2%	41.7%	41.1%
Feb-05	Yellow Roadway Corp. USF Corp	45.00	38.88	36.55	34.08	15.8%	23.1%	32.1%
Dec-03	BBT Acquisition Corp. Boyd Bros Transportation Inc.	9.18	4.39	4.45	4.51	109.1%	106.1%	103.7%
Jul-03	Yellow Roadway Corp. Roadway Corp.	48.00	30.02	28.47	30.93	59.9%	68.6%	55.2%
Nov-02	Landair Corp. /Niewonger & Tweed/ Landair Corp.	13.00	10.40	10.19	10.15	25.0%	27.6%	28.1%
Oct-01	Union Pacific Corp. Motor Cargo Industries, Inc.	12.10	9.85	9.45	8.83	21.8%	28.0%	37.0%
Aug-01	Roadway Corp. Arnold Industries	21.75	20.75	20.71	19.39	4.8%	5.0%	12.2%
Jan-01	Advantage Management Group Kenan Transport	35.00	26.50	24.65	24.27	32.1%	42.0%	44.2%
Nov-00	FedEx Corp. American Freightways Corp	28.13	17.50	16.43	16.45	60.7%	71.3%	71.0%

	Premium to: Previous Day Close	5-Day Average	30-Day Average
Minimum	4.8%	5.0%	12.2%
Maximum	109.1%	106.1%	103.7%
Mean	40.0%	43.1%	45.5%
Median	**28.5%**	**34.8%**	**39.1%**

CENTRAL FREIGHT LINES

	Previous Day's Close	5-Day Average	30-Day Average	Implied Share Price: Previous Day Close	5-Day Average	30-Day Average
Minimum	$ 2.12	$ 2.18	$ 2.13	$ 2.22	$ 2.27	$ 2.38
Maximum	2.12	2.18	2.13	4.43	4.45	4.33
Mean	2.12	2.18	2.13	2.97	3.08	3.08
Median	**$ 2.12**	**$ 2.18**	**$ 2.13**	**$ 2.73**	**$ 2.91**	**$ 2.96**
Premium (Discount) to Offer				21.1%	29.5%	31.6%

MORGAN KEEGAN

Selected Trucking Transactions
(CY2000 – CY2005)

Announce Date	Target	Acquirer	Premium to Prior Day	Premium to 5-Day Average	Premium to 30-Day Average
8/13/05	Green World Holdings Ltd.	Advance SCT Ltd.	1[illegible]%	1[illegible]%	15%
4/14/05	Keith Cos., Inc.	Stantec, Inc.	39%	39%	37%
3/14/05	Chuan Hup Holdings Ltd	Hubib Corp. Bhd.	0%	5%	3%
11/24/04	Ionics, Inc.	General Electric Co.	48%	43%	57%
11/8/04	Mercator Verzekeringen NV	Keramic Building Products NV	4[illegible]%	40%	[illegible]
11/1/04	Kaneb Pipe Line Partners LP	Valero LP	21%	18%	21%
11/1/04	Kaneb Services LLC	Valero LP	3[illegible]%	34%	40%
9/14/04	Wiretel International SA	Clessidra SGR SpA	3%	2%	4%
8/12/04	Varco International, Inc.	National-Oilwell, Inc.	[illegible]	70%	[illegible]
7/21/04	Somague SGPS SA	Sacyr-Vallehermoso SA	1%	1%	2%
7/18/04	TUI AG	TCR Capital LLP	[illegible]4%	[illegible]4%	5[illegible]%
4/19/04	Bilfinger Berger AG	Transurban Group Ltd.	0%	0%	1%
3/15/04	Butler Manufacturing Co.	BlueScope Steel Ltd.	2%	0%	2%
1/28/04	Green World Holdings Ltd.	Novena Holdings Ltd.	0%	6%	-6%
12/15/03	El Paso Corp.	Enterprise Products Partners LP	4%	5%	[illegible]
5/30/03	Sirti SpA	Wiretel SpA	17%	29%	28%
5/28/03	[illegible] Energy Corp	[illegible] Energy Corp. /[illegible]/	54%	5[illegible]%	57%
5/27/03	TMBR Sharp Drilling, Inc.	Patterson-UTI Energy, Inc.	5%	6%	18%
3/31/03	Pioneer Drilling Co.	Chesapeake Energy Corp.	7%	7%	1[illegible]%
3/7/03	CLH - Compania Logistica de Hidrocarburos SA	Oman Oil Co. SAOC	8%	8%	8%
1/31/03	[illegible] Inc	The Shaw Group, Inc.	22%	3%	45%
9/17/02	Global Geo Services ASA	Bygg Og Eiendomsutvikling AS	33%	27%	-30%
8/8/02	U.S. Laboratories, Inc.	Bureau Veritas SA	4[illegible]%	45%	1[illegible]%
6/18/02	RCR Tomlinson Ltd.	Metalock Singapore Ltd	0%	-5%	-23%
6/12/02	TMBR Sharp Drilling, Inc.	Patterson-UTI Energy, Inc.	1[illegible]%	17%	[illegible]
5/27/02	Fb Industries As	A/S Potagua	2%	-5%	1%
5/23/02	Paradigm Geophysical Ltd.	Fox Paine & Co. LLC	15%	1[illegible]%	31%
5/15/02	Integrated Production Services Ltd.	SCF Partners LP	9%	9%	13%
5/8/02	Bouygues SA	ENI SpA	21%	34%	52%
3/15/02	Australian Oil & Gas Corp Ltd	Ensign Resource Service Group, Inc.	93%	94%	81%
2/28/02	Enserco Energy Service Company, Inc.	Nabors Industries Ltd.	11%	20%	24%
2/20/02	Great Lakes Chemical Corp.	BJ Services Co	27%	52%	53%

MORGAN KEEGAN

Selected Industrial Transactions
(CY2000 – CY2005)

Announce Date	Target	Acquirer	Premium to: Prior Day	5-Day Average	30-Day Average
3/20/02	[illegible] Environmental Services, Inc.	[illegible] Contracting Inc	51%	51%	58%
9/6/01	Petroleum Helicopters, Inc.	Petroleum Helicopters Inc /Gonsoulin/	3%	3%	21%
8/23/01	[illegible] Industries Ltd.	Bauholding Strabag AG	28%	18%	13%
8/17/01	VHE Holdings PLC	Montpellier Group PLC	2%	2%	10%
7/24/01	EA Engineering Science & Technology Inc	EA Engineering Holdings LLC	51%	44%	45%
6/8/01	EnviroSource Inc	Gscp Lp	67%	300%	300%
4/30/01	STV Group Inc	STV Group, Inc. Employee Stock Ownership Plan	87%	110%	80%
3/16/01	Midcoast Energy Resources, Inc.	Enbridge, Inc.	7%	3%	27%
3/12/01	Weston Roy F, Inc.	American Capital Strategies Ltd.	25%	18%	12%
3/9/01	Barringer Technologies Inc	Smiths Group PLC	11%	17%	24%
3/8/01	Northstar Drilling Systems Inc	Nql Drilling Tools Inc	58%	77%	178%
1/24/01	Beazer Group PLC	Persimmon PLC	6%	4%	43%
10/28/00	Kenetech Corp.	ValueAct Capital Partners, L.P.	48%	38%	[illegible]
		Minimum	0%	-5%	[illegible]
		Maximum	87%	300%	300%
		Mean	27%	32%	33%
		Median	18%	18%	21%

CENTRAL FREIGHT LINES

	Previous Day's Close	5-Day Average	30-Day Average	Implied Share Price: Previous Day Close	5-Day Average	30-Day Average
Minimum	$ 2.12	$ 2.16	$ 2.13	$ 2.12	$ 2.05	$ 0.02
Maximum	2.12	2.16	2.13	4.18	8.64	8.91
Mean	2.12	2.16	2.13	2.68	2.85	2.83
Median	$ 2.12	$ 2.16	$ 2.13	$ 2.52	$ 2.56	$ 2.57
Premium (Discount) to Offer				12.1%	18.9%	14.4%

MORGAN KEEGAN

Selected Industrial Transactions
(CY2000 – CY2005)

Premium Analysis
Conclusion
•
No transaction analyzed, or resulting implied premium, was identical to the proposed Transaction.
•
While transactions involving similar companies to CENF as well as general industrial transactions were analyzed,  Morgan Keegan placed a greater emphasis on implied premiums related to historical trucking and trucking-related transactions.
•
Based on Morgan Keegan’s analysis, the median premium to the 1-Day, 5-Day average and 30-Day average stock price was 28.5%, 34.9% and 39.1% for trucking transactions.  These premiums imply a share price of $2.73 to $2.96.  These share prices represent a premium of 21.3% to 31.6% to the Offer Price.
•
However, due to CENF’s historical and projected unprofitable financial results, Morgan Keegan believes the implied premiums paid should be discounted accordingly before being applied to the Company’s current share price.
•
Additionally, Morgan Keegan believes that Mr. Moyes’ offer established a price floor for CENF shares.  Had Mr. Moyes delayed the submission of his offer until after the Company’s earnings release for the quarterly period ended October 1, 2005, CENF’s share price would have likely decreased, which would have resulted in a higher implied premium based on the Offer Price.
•
The Offer Price represents a premium of 27.6% and 16.1%, respectively, to the Company’s most recent 30-day and 90-day average closing share price.

Valuation Summary
SECTION VII

Share Price		Prem (Disc) to Offer		Market Value		Enterprise Value	Mkt. Value / Book Value Current	2005E	2006E
					Implied					
Peer Group Analysis:										
Price / Current Book Value	$	7.25	222.3%	$	132,43[illegible]	$	1[illegible],55[illegible]	2.2 x	2.[illegible] x	5.1 x
Price / FY2005E Book Value		5.5[illegible]	14[illegible].[illegible]%		1[illegible],4[illegible]7		1[illegible],5[illegible]7	1.7 x	2.0 x	3.[illegible] x
Price / FY200[illegible]E Book Value		1.[illegible]2	-[illegible].1%		2[illegible],5[illegible]2		[illegible]	0.5 x	0.[illegible] x	1.1 x
Precedent Transaction Analysis:										
Price / Book Value		[illegible].2[illegible]	17[illegible].4%		114,3[illegible]5		174,515	1.[illegible] x	2.3 x	4.4 x
Discounted Cash Flow Analysis:										
Terminal Multiple x 1 EBITDA		4.[illegible]	115.[illegible]%		[illegible]		14[illegible],[illegible]1[illegible]	1.5 x	1.[illegible] x	3.4 x
Terminal Multiple x 1 EBIT		4.30	[illegible].2%		7[illegible],5[illegible]		13[illegible],[illegible]	1.3 x	1.[illegible] x	3.[illegible] x
Premium Analysis:										
Selected Trucking Transactions		2.[illegible]	31.5%		54,025		114,145	[illegible] x	1.1 x	2.1 x
Selected Industrial Transactions		2.57	14.4%		47,005		107,125	[illegible] x	0.[illegible] x	1.[illegible] x
Minimum	$	1.[illegible]2	-[illegible].1%	$	2[illegible],5[illegible]2	$	[illegible]	0.5 x	0.[illegible] x	1.1 x
Average		4.42	[illegible]%		[illegible],770		140,[illegible]	1.3 x	1.[illegible] x	3.1 x
Maximum		7.25	222.3%		132,43[illegible]		1[illegible],55[illegible]	2.2 x	2.[illegible] x	5.1 x
Median	**$**	**4.58**	**103.5%**	**$**	**83,833**	**$**	**143,753**	**1.4 x**	**1.7 x**	**3.2 x**

MORGAN KEEGAN

Valuation Summary
•
Morgan Keegan placed a greater emphasis on the selected analyses as a whole than on any individual analysis.
•
CENF has significantly underperformed its Peer Group and Morgan Keegan believes the Company’s implied equity and enterprise value should be discounted accordingly; however, the selected analyses presented herein and the implied per-share equity values derived from these analyses do not include any discounts to any financial metrics.
•
The selected analyses performed yielded an average and median per-share equity value of $4.42 and $4.58, respectively, which represents a 76.8% and 103.6% premium, respectively, to the Offer Price.

Current		2005E		2006E		2007E	
Book Value (1)	$	60,002	$	50,518	$	25,860	$	20,762
Shares Outstanding		18,263		18,248		18,248		18,248
Book Value per Share	$	3.29	$	2.77	$	1.42	$	1.14
Offer Price per Share	$	2.25	$	2.25	$	2.25	$	2.25
Offer Price / Book Value per Share		**0.68 x**		**0.81 x**		**1.59 x**		**1.98 x**
Prem (Disc) to Book Value per Share		**(31.5%)**		**(18.7%)**		**58.8%**		**97.8%**

MORGAN KEEGAN

Valuation Considerations
•
Due to CENF’s historical unprofitable financial performance and the continued erosion of the Company’s share price, Morgan Keegan does not believe fundamental financial metrics such as multiples of enterprise value to EBITDA and EBIT, which are traditionally used to value companies similar to CENF, can be applied to the Company’s current or projected financial results to yield an accurate per-share equity value.
•
These fundamental financial metrics were incorporated throughout the financial analyses presented herein, however, Morgan Keegan placed a greater emphasis on implied multiples of market value (share price) to book value (book value per share) to yield a range of per-share equity values for CENF.
•
Additionally, Morgan Keegan believes the Company’s book value remains depressed irrespective of its continued operating losses as it maintains off-balance sheet arrangements for the majority of its terminals.   Each of the Company’s publicly-traded peers trades at a significantly higher multiple of market value to book value than does CENF.  As such, Morgan Keegan believes an implied valuation for CENF’s common stock based on multiples of market value to book value derived from the Peer Group or similar, precedent transactions should be discounted accordingly.
•
Since its initial public offering in December 2003, CENF’s book value has continued to decline.  management’s projections estimate that book value will continue to erode through FY2007.  While the Offer Price represents a 31.5% discount to current book value per share ($3.29 per share), it represents a significant premium to projected FY2006 and FY2007 book value per share.
(1) Current book value at October 1, 2005; projected book value per CENF management.

Conclusion
SECTION VIII

Conclusion
In determining the fairness of the Transaction, from a financial point of view, Morgan Keegan considered various valuation analyses, qualitative considerations and characteristics of the Transaction related to the current position of the CENF’s common stockholders:
•
Morgan Keegan performed various valuation analyses incorporating numerous selected financial metrics in order to derive an implied per-share equity value for the Company.  Due to the Company’s history of unprofitable financial results and the significant decline in CENF share price, Morgan Keegan believes that traditional financial metrics used to value less-than-truckload carriers do not provide an accurate estimate of the intrinsic value of CENF’s common stock.  As such, Morgan Keegan placed a greater emphasis on the Company’s book value in order to derive a per-share value for CENF’s common stock.
•
CENF’s book value has declined continuously since FY2003.  Book value at October 1, 2005, was approximately 45% less than book value at December 31, 2003.  Book value per share has declined approximately 60% from $8.30 per share at December 31, 2003, to $3.29 per share at October 1, 2005.  Additionally, management projects a continued decline in book value through FY2007.  management estimates that book value will continue to erode to approximately $25.9 million ($1.42 per share) and $20.8 million ($1.14 per share) at year end for FY2006 and FY2007, respectively.  While the Offer Price represents a discount of approximately 32% to CENF’s book value per share at October 1, 2005, the Offer Price represents a premium to projected book value at fiscal year end 2006 and 2007 (58.8% and 97.8%, respectively).
•
CENF’s available cash has significantly decreased since the Company’s initial public offering.  At October 31, 2005, the Company had approximately $356,000 of cash and cash equivalents.  Any further investment in the business will require additional borrowings under the Company’s current credit facility or alternative means of financing.  Despite the Company’s recent amendment to its credit facility, which increased available liquidity by $5 million, and its assets held for sale, the Company may not have access to sufficient capital to remain a going concern.  Should CENF seek bankruptcy protection and/or choose to liquidate assets, any incremental borrowings could reduce the residual value available to common shareholders.
•
Morgan Keegan also took into account the Company’s continued loss in market capitalization.  Shares of CENF common stock have lost a significant majority of their value since the Company’s initial public offering in December 2003, declining in price from $15.00 (IPO offer price) to $1.62 (January 3, 2006).  Had Mr. Moyes not submitted his offer concurrently with CENF’s earnings announcement for the quarterly period ended October 1, 2005, which effectively established a temporary price floor for the Company’s common stock, Morgan Keegan believes the price for CENF shares would have declined below current price levels.

Appendix
SECTION IX

Detailed Peer Group Analysis

Peer Group Analysis

BACK TO SCHEDULE 13E-3/A